Exhibit 99.1
Embark Announces Second Quarter 2022 Financial Results
— Embark Has Perfect Safety Record In NHTSA ADS Crash Data Release —
— Embark Completes Successful Public Demonstration of Emergency Vehicle Interaction Capability —
— Embark Revises 2022 Free Cash Flow Spend on Process Improvements and Efficiencies and Extends Operational Runway—

SAN FRANCISCO, Calif., – August 11, 2022 – Embark Technology, Inc. (Nasdaq: EMBK) (“Embark”), a leading developer of autonomous technology for the trucking industry, today announced financial results for the quarter ended June 30, 2022 and provided a business update.
“I am pleased with the inaugural NHTSA ADS crash data release which reflects Embark's perfect safety record,” said Alex Rodrigues, CEO of Embark. “The zero reportable crashes in the report are a testament to Embark's disciplined operational safety processes and technology stack. Furthermore, we recently completed a successful public demonstration of our emergency vehicle interaction capability, an engineering breakthrough made possible by our partnerships with the Texas Department of Public Safety and the Travis County Sheriff's Office. In the second half of 2022, we are directing our attention to our next milestone - evasive maneuvers - as we work toward completing the four remaining capabilities on our technical capabilities roadmap on schedule.”
Key Company Highlights

•Inaugural NHTSA ADS Crash Data Release Shows Embark With Perfect Safety Record. Embark continues to set a leading standard with zero reportable DOT and NHTSA crashes, backed by its operational safety processes and state-of-the-art technology stack.
•Successful Public Demonstration of Emergency Vehicle Interaction Capability with Texas Law Enforcement Agencies. Embark worked closely with the Texas Department of Public Safety and the Travis County Sheriff's Office to develop the capability for Embark-powered trucks to identify and stop for law enforcement vehicles, and build communication protocols and standard operating procedures between autonomous trucks and law enforcement officers. This capability was achieved successfully and on schedule.
•Revised 2022 Cash Flow Spend Guidance Reflects Process Improvements and Extends Operational Runway. Operational process improvements, focused hiring and efficiencies enable us to remain on track to achieve our targeted 2022 milestones and AV commercialization. As a result, we are revising our full year free cash flow guidance to $100 to $115 million versus prior guidance of $125 to $140 million. Focused hiring allows us to revised stock-based compensation expense guidance for the full year to $60 to $65 million from $70 to $75 million.
•Embark Day Event Postponed Due to Construction Delay on our New San Francisco Office Headquarters, The second annual Embark Day analyst event is postponed from September 2022 to a future date to be determined due to construction delays beyond company control at Embark's new San Francisco headquarters. A revised date will be announced once a new move-in date is committed.
Second Quarter 2022 Financial Highlights
•Cash and cash equivalents were approximately $220.4 million as of June 30, 2022.
•Net loss was $14.3 million for the three months ended June 30, 2022, or $0.03 per share, compared to $20.2 million, or $0.14 per share, for the three months ended June 30, 2021. Net loss was $32.8 million for the six months ended June 30, 2022, or $0.07 per share, compared to $28.7 million, or $0.20 per share, for the six months ended June 30, 2021.
•Adjusted EBITDA loss was $23.9 million for the three months ended June 30, 2022 compared to adjusted EBITDA loss of $13.0 million for the three months ended June 30, 2021. Adjusted EBITDA loss was $47.1 million for the six months ended June 30, 2022 compared to adjusted EBITDA loss of $20.8 million for the six months ended June 30, 2021
•Stock-based compensation was $12.4 million for the three months ended June 30, 2022 compared to $0.5 million for the three months ended June 30, 2021. Stock-based compensation was $29.0 million for the six months ended June 30, 2022 compared to $1.1 million for the six months ended June 30, 2021. For 2022, Embark now expects stock-based compensation in the range of $60 million to $65 million, which includes approximately $10.6 million of stock-based compensation related to Embark’s founders performance stock unit grant. This grant does not begin to vest until Embark’s share price is at least $20.00, with a vesting schedule comprised of six price-based increments up to $100 per share, aligning our founders’ interests with long-term investors.
•Net cash used in operating activities was $40.3 million for the six months ended June 30, 2022 compared to $20.1 million for the six months ended June 30, 2021.
•Free cash flow spend was $24.7 million for the three months ended June 30, 2022 compared to $14.2 million for the three months ended June 30, 2021. Free cash flow spend was $44.7 million for the six months ended June 30, 2022 compared to $22.0 million for the six months ended June 30, 2021. For 2022, Embark now expects free cash flow spend in the range of $100 million to $115 million.
For a reconciliation of a non-GAAP figure to the applicable GAAP figure please see the table captioned "Reconciliation of GAAP and Non-GAAP Results" set forth at the end of this press release.

Webcast and Conference Call Information
The Company will discuss these results and other related matters at 1:30 p.m. Pacific Daylight Time on August 11, 2022 in a live webcast, which will also be archived for replay on the Company’s website at https://investors.embarktrucks.com/. The Company will post the earnings press release and earnings presentation under the “Quarterly Results” section on the Investor Relations website. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.
About Embark
Embark Technology, Inc. (Nasdaq: EMBK) is an autonomous vehicle company building the software powering autonomous trucks, focused on improving the safety, efficiency, and sustainability of the nearly $730 billion a year trucking market. Headquartered in San Francisco, CA since its founding in 2016, Embark is America’s longest-running self-driving truck program and partners with some of the largest shippers and carriers in the nation.
Embark’s mission is to realize a world where consumers pay less for the things they need, drivers stay close to the homes they cherish, and roads are safer for the people we love. To learn more about Embark, visit embarktrucks.com.

Contacts
Investor Relations: Bill Ong, investorrelations@embarktrucks.com
Media: Misha Rindisbacher, press@embarktrucks.com
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Embark’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Embark’s expectations with respect to future performance. These forward-looking statements also involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) ability to expand into new markets; (2) changes in the applicable laws or regulations; (3) the possibility that Embark may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of the global COVID-19 pandemic; and (5) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by Embark with the U.S. Securities and Exchange Commission (the “SEC”), including those discussed in the Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 21, 2022, Form S-1 filed on June 1, 2022, and other documents filed with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Embark cautions that the foregoing list of factors is not exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Embark undertakes no obligation to and accepts no obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Embark Technology, Inc.
Consolidated Condensed Balance Sheets
(in thousands)
(unaudited)

	June 30, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$220,403	$264,615
Restricted cash, short-term	65	130
Prepaid expenses and other current assets	6,424	12,746
Total current assets	226,892	277,491
Restricted cash, long-term	812	275
Property, equipment and software, net	14,970	9,637
Operating lease right-of-use assets	6,073	—
Other assets	7,218	3,596
Total assets	$255,965	$290,999
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,440	$2,497
Accrued expenses and other current liabilities	6,634	3,142
Current portion of operating lease liabilities	2,040	—
Short-term notes payable	527	358
Total current liabilities	13,641	5,997
Long-term notes payable	1,321	722
Warrant liability	3,010	49,419
Non-current portion of operating lease liabilities	4,358	—
Other long-term liability	110	50
Long-term deferred rent	—	177
Total liabilities	$22,440	$56,365
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	37	36
Class B common stock	9	9
Additional paid-in capital	449,153	417,492
Accumulated deficit	(215,674)	(182,903)
Total stockholders’ equity	233,525	234,634
Total liabilities and stockholders’ equity	$255,965	$290,999

Embark Technology, Inc.
Consolidated Condensed Statement of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$19,041	$9,111	$37,736	$15,342
General and administrative	18,765	4,702	40,691	6,992
Total operating expenses	37,806	13,813	78,427	22,334
Loss from operations	(37,806)	(13,813)	(78,427)	(22,334)
Other income (expense):
Change in the fair value of derivative liability	—	(4,773)	—	(4,773)
Change in fair value of warrant liability	24,253	—	46,409	—
Other income (expense)	(620)	(3)	(594)	6
Interest income	160	40	173	70
Interest expense	(311)	(1,677)	(332)	(1,677)
Loss before provision for income taxes	(14,324)	(20,226)	(32,771)	(28,708)
Net loss	$(14,324)	$(20,226)	$(32,771)	$(28,708)
Net loss attributable to common stockholders, basic and diluted	$(14,324)	$(20,226)	$(32,771)	$(28,708)
Net loss per share attributable to common stockholders:
Basic and diluted, Class A and Class B	$(0.03)	$(0.14)	$(0.07)	$(0.20)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	457,195,552	141,997,299	454,963,170	141,997,299

Embark Technology, Inc.
Consolidated Condensed Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021

Cash flows from operating activities
Net loss	$(32,771)	$(28,708)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	834	474
Amortization expense - right-of-use assets - operating leases	1,004	—
Stock-based compensation, net of amounts capitalized	29,023	1,099
Issuance of warrants for services	—	1,433
Change in fair value of warrants	(46,409)	—
Net amortization of premiums and accretion of discounts on investments	—	229
Amortization of debt discount	—	1,677
Change in the fair value of derivative liability	—	4,773
Issuance of common stock for services	666	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	6,200	(2,439)
Other assets	(3,622)	(3,135)
Accounts payable	2,086	1,650
Other long-term liabilities	60	—
Accrued expenses and other current liabilities	2,663	2,863
Net cash used in operating activities	(40,266)	(20,084)
Cash flows from investing activities
Maturities of investments	—	35,239
Purchase of property, equipment and software	(4,403)	(1,547)
Deposit for purchase of trucks	—	(400)
Refund of deposit for trucks	—	47
Net cash provided by (used in) investing activities	(4,403)	33,339
Cash flows from financing activities
Cash proceeds received from convertible note payable	—	25,000
Payment towards notes payable	(209)	(135)
Proceeds from exercise of stock options	1,142	98
Repurchase of early exercised stock options	(4)	—
Net cash provided by (used in) financing activities	929	24,963
Net increase (decrease) in cash, cash equivalents and restricted cash	(43,740)	38,218
Cash, cash equivalents and restricted cash at beginning of period	265,020	11,460
Cash, cash equivalents and restricted cash at end of period	$221,280	$49,678
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$18	$34
Supplemental schedule of noncash investing and financing activities
Acquisition of property, equipment and software in accounts payable	$387	$71
Acquisition of trucks by assuming notes payable	$976	$278
Right-of-use assets obtained in exchange for lease obligations	$7,077	$—
Deferred offering costs in accrued liability	$—	$2,176
Stock-based compensation capitalized into internally developed software	$932	$92
Vesting of early exercised stock options	$20	$11
Issuance of common stock for services	$666	$—

Reconciliation of GAAP and Non-GAAP Results
Embark Technology, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(14,324)	$(20,226)	$(32,771)	$(28,708)
Interest income and expense, net	151	1,637	159	1,607
Depreciation and amortization	451	252	834	474
Amortization on right-of-use assets -operating leases	516	—	1,004	—
EBITDA	$(13,206)	$(18,337)	$(30,774)	$(26,627)
Stock-based compensation expense(1)	12,421	537	29,023	1,099
Change in fair value of warrant liabilities(2)	(24,253)	—	(46,409)	—
One-time adjustment(3)	434	4,773	434	4,773
Upfront CEF commitment fee (noncash)(4)	666	—	666	—
Adjusted EBITDA	$(23,938)	$(13,027)	$(47,060)	$(20,755)
(1)Reflects, for the periods presented, stock-based compensation expense related to the issuance of stock options, Restricted Stock Units (RSUs) including performance-based restricted stock units (PSUs) and Common Stock Units (CSUs) to Embark employees and non-employees
(2)Reflects the decrease in the fair values of Embark's warrants.
(3)Professional service fees incurred in connection with business combination in 2021.
(4)Upfront commitment fee incurred in connection with committed equity facility ("CEF") in 2022.

Embark Technology, Inc.
Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash used in operating activities (GAAP)	$(22,041)	$(13,293)	$(40,266)	$(20,084)
Capital expenditures including truck deposits, net of returns	(2,686)	(927)	(4,403)	(1,900)
Free cash flow (Non GAAP)	$(24,727)	$(14,220)	$(44,669)	$(21,984)